Exhibit 99.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

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AUTHORIZATION, SUPPLY, AND REGULATORY AUTHORIZATION AGREEMENT

This AUTHORIZATION, SUPPLY, AND REGULATORY AUTHORIZATION AGREEMENT (the “Agreement”) is dated and effective March 16, 2016 (the “Effective Date”), by and between Life Technologies Corporation (“LTC”) a Delaware corporation with principal offices at 5791 Van Allen Way, Carlsbad, CA 92008 and HTG Molecular Diagnostics, Inc. (“HTG”) with its principal offices at 3430 E. Global Loop, Tucson, AZ 85706. Each of LTC and HTG will be a “Party” hereto, and together the “Parties”.

RECITALS

WHEREAS, LTC is experienced in the development, manufacture and sale of instruments, software, and consumables for use in next generation sequencing and owns or controls associated intellectual property;

WHEREAS, HTG develops, manufactures and performs next generation sequencing assays;

WHEREAS, HTG wishes to develop, validate, market and sell HTG Assays (defined below) for use with LTC Products and submit such HTG Assays as used on and with the LTC Products for appropriate clearance or approval from the applicable Regulatory Authority (defined below);

WHEREAS, LTC is willing to provide LTC Products for HTG’s use in developing, manufacturing and marketing HTG Assays and to authorize such use, all under the terms and subject to the conditions set forth below; and

WHEREAS, LTC is willing to provide reasonable assistance to HTG in obtaining regulatory clearance or approval for HTG Assays as used on and with LTC Products.

NOW, THEREFORE, in consideration of these premises, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	DEFINITIONS

1.1 “Affiliate” means any corporation or other entity that directly or indirectly controls or is controlled by or is under common control of a Party. For the purpose of this Agreement, control means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

1.2 “Device Master Record” means a compilation of records containing the procedures and specifications for designing and manufacturing a finished device, including the design history file for that device.

1.3 “Disclosing Party” is defined in Section 12.1.

1.4 “Distributor” means a Third Party having an agreement with HTG under which such Third Party is authorized to resell products manufactured by or on behalf of HTG, including HTG Assays to end user customers

1.5 “Documentation” means any material in written or electronic form related to LTC Product(s) owned or controlled by LTC that is required by a Regulatory Authority or is reasonably necessary for the Regulatory Approval of an HTG Assay.

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1.6 “Field” means all RNA applications, including RNA-based oncology.

1.7 “First Regulatory Approval” means the first Regulatory Approval of an HTG Assay by a Regulatory Authority. For the sake of clarity, the First Regulatory Approval does not include a subsequent approval in a different country of the same HTG Assay.

1.8 “HTG Assay” means a RNA-based next generation sequencing panel designed by HTG as described in Exhibit A.

1.9 “Information” is defined in Section 12.1.

1.10 “Intellectual Property” means any discoveries, improvements, inventions, software, works of authorship, information fixed in any tangible medium of expression, mask works, trade dress, trade secrets, know-how, new or useful art, combinations, formulae, manufacturing techniques, technical developments, artwork, designs and ideas, regardless of whether any of the foregoing are protectable under any intellectual property law or are registrable.

1.11 “Intellectual Property Rights” means, on a world-wide basis, any and all: (a) copyright moral rights, rights associated with works of authorship; (b) trademarks and trade name rights and similar rights; (c) trade secret rights granted or available under any law; (d) patents, patent applications and patent rights, the right to file applications and obtain patents throughout the world, all rights under any and all international conventions and treaties in respect thereof, the right to claim any priority right to which named inventor(s) may be entitled, and all patent applications that may claim priority from a patent and patent applications, including all divisional applications, continuation applications, continuation-in-part applications, and all foreign counterpart applications; and (e) all national, foreign and state registrations, applications for registration and all renewals and extensions thereof, all goodwill associated therewith and all benefits, privileges, causes of action and remedies relating to any of the foregoing.

1.12 “IVD” means in vitro diagnostic.

1.13 “LTC Consumables” means the consumable products offered or sold by LTC and listed in Exhibit E.

1.14 “LTC Improvements” means any Intellectual Property or Intellectual Property Rights conceived, designed, made, developed, or generated by HTG relating to, or derived from, any LTC Products provided by LTC pursuant to this Agreement or that in connection with the exercise of rights granted HTG under this Agreement are derivatives of: (a) LTC Intellectual Property and or Intellectual Property Rights directly related to the LTC Products; (b) the configuration, composition, use, manufacturing, layout, or packaging of any LTC Product; and/or (c) software and techniques relating to the extraction, manipulation, processing analysis or storage of data on LTC’s Torrent Server except HTG’s own software which is used to input sample information and or analyze the FASTQ file data from LTC’s Torrent Server and/or generate reports.

1.15 “LTC Indemnified Parties” is defined in Section 14.1.

1.16 “LTC Instrument” means the Ion PGM Dx system.

1.17 “LTC Product(s)” means the LTC Consumables set forth in Exhibit E and the LTC Instrument.

1.18 “LTC Product Specifications” means LTC’s technical, performance, and design specifications for LTC Products.

1.19 “LTC Software” means the software in object code form that directs the use and operation of any LTC Instrument.

1.20 “Net Sales” means

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(a) except as specified in subparagraph (b) of this Section, the actual gross receipts of HTG and its Affiliates and Distributors from the sale of each HTG Assay, less deductions for (i) import, export, excise (including medical device taxes), sales, value added and use taxes, custom duties, freight charges, shipping, insurance, and other transportation costs, invoiced to and/or paid by the purchaser of such HTG Assays; (ii) trade discounts customarily and actually allowed (other than advertising allowances, and fees or commissions to HTG’s employees), rebates, refunds, charge backs, and retroactive price reductions; and (iii) credits or allowances for returns, billing corrections, and trades actually granted.

(b) in the case of a Non-Arm’s-Length Transaction, HTG’s list price for an equal number of the same HTG Assays.

If HTG is unable to account for customer sales by any Distributor, the Net Sales for such sales will be calculated as the gross receipts from the Distributor (subject to reduction as set forth in part (a) of this Section) multiplied by […***…].

HTG’s transfer of HTG Assays to its Affiliates and/or Distributors for subsequent resale will not constitute sale to customers for the purposes of calculating Net Sales. No receipts will be imputed to or assessed on HTG Assays that: (i) […***…] or (ii) do not exceed […***…]% of the total amount of HTG Assays sold, transferred, or otherwise disposed of in the corresponding calendar quarter; and are: (A) used for internal research, development or manufacturing studies, testing, verification, validation or quality assurance; or (B) distributed free of charge for product evaluation purposes or other promotional efforts.

1.21 “Non-Arm’s-Length Transaction” means any sale, loan, lease, consignment, distribution or transfer or use of HTG Assays wherein the entity receiving the HTG Assays enjoys a special course of dealing with HTG, including, transfer to or use by an end user that is HTG itself, an Affiliate or a Distributor, or any other end user that enjoys a special course of dealing with one or more of HTG, an Affiliate or a Distributor (e.g., under a reagent rental agreement). For clarification, use of HTG Assays by HTG and/or its Affiliates will constitute a Non-Arm’s-Length Transaction involving a “sale” of the HTG Assays to the user.

1.22 “Purchase Order” means the purchase order form that HTG completes and delivers to LTC in accordance with Section 3.1.

1.23 “Receiving Party” is defined in Section 12.1.

1.24 “Regulatory Approval” means all approvals, licenses and consents, clearances, markings (e.g., CE Mark) or the like from applicable government authorities (if any) required to market and sell HTG Assays for IVD purposes in any jurisdiction (national, regional or otherwise) in the Territory (including all required or necessary pricing and governmental reimbursement approvals).

1.25 “Regulatory Authority” means the U.S. Food and Drug Administration or other regulatory person, organization or entity having jurisdiction to grant a Regulatory Approval for an HTG Assay in each applicable jurisdiction of the Territory.

1.26 “RNA” means any ribonucleic acid-containing molecule(s), including mRNA or miRNA, or combinations thereof.

1.27 “Territory” means worldwide. Notwithstanding the foregoing, HTG acknowledges that as of the Effective Date, the LTC Instrument is only registered with Regulatory Authorities in the countries listed in Exhibit F. For the avoidance of doubt, LTC has sole and absolute discretion with respect to regulatory strategy concerning the LTC Instrument, including, decisions regarding pursuing or maintaining regulatory clearances or approvals, and nothing in this Agreement is an obligation on the part of LTC to pursue regulatory clearance with any Regulatory Authority.

1.28 “Third Party” means any party other than LTC, HTG or an Affiliate of LTC or HTG.

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1.29 “Trademarks” mean the LTC trademarks set forth in Exhibit C.

1.30 “User Interface” means the unique software to be developed under this Agreement that provides to any user of the LTC Instrument the graphical or visual presentation to enable that user to command or call the application programming interfaces of the LTC Software and thereby access the functionality of the LTC Software solely for purposes of using HTG Assays on the LTC Instrument.

2.	AUTHORIZATION

2.1 Use Authorization.

(a) Subject to the terms of this Agreement, LTC authorizes HTG to: (i) use LTC Consumables and LTC Software to develop, make, use, and validate HTG Assays on the LTC Instruments in the Territory; (ii) submit to a Regulatory Authority HTG Assays for use with LTC Consumables, LTC Software and LTC Instruments in connection with seeking and obtaining authorization from the Regulatory Authority to manufacture, market, and sell HTG Assays, and (iii) distribute HTG Assay product labeling that makes reference to LTC Products to purchasers of HTG Assays in accordance with Section 2.1(d)-(e) and Article 10.

(b) For avoidance of doubt, LTC Consumables purchased pursuant to this Agreement and LTC Software will be used solely with LTC Instruments and no rights are conveyed hereunder for the use of LTC Consumables or LTC Software with any other instrument or platform. For clarity, no rights are granted to: (i) resell LTC Consumables or LTC Software; (ii) resell LTC Instruments; or (iii) to make or have made LTC Consumables, LTC Instruments, or LTC Software.

(c) HTG may exercise the rights granted under this Agreement through one or more Affiliates as long as they remain Affiliates and abide by the obligations of the Agreement. HTG remains responsible for any failure by an Affiliate to comply with the terms of this Agreement, and any breach of this Agreement by an Affiliate will be considered a breach by HTG.

(d) LTC additionally grants HTG a non-exclusive, non-sublicensable license to use the Trademarks set forth in Exhibit C when referring to the LTC Products in connection with marketing, labeling, branding, packaging, and sale of HTG Assays. HTG will not use the Trademarks outside the scope of this Agreement. HTG agrees to use Trademarks in good faith, subject to the terms of this Section 2.1, and not use in such a way that may be disparaging to LTC, or is in any other way a misuse.

(e) Except as otherwise provided in Section 10.2, HTG agrees to submit any language or statement used in HTG Assay package inserts or packaging to reference the use of the LTC Consumables with the HTG Assay (the “LTC Consumables Reference”) to LTC for approval prior to use. Except as otherwise provided in this Section 2.1(e), HTG agrees not to publish or disseminate any LTC Consumables Reference until it receives authorization from LTC to do so; […***…].

2.2 LTC Improvements. HTG will promptly disclose any LTC Improvements to LTC. Any LTC Improvements conceived, designed, made, developed, or generated by HTG will be the sole and exclusive property of HTG. HTG agrees to and does hereby grant to LTC a fully paid-up, worldwide, perpetual, royalty-free, non-exclusive, fully sub-licensable license, under any and all LTC Improvements. Nothing in this paragraph grants either Party any rights, either express or implied, in or to any other Intellectual Property generated, owned, controlled or licensed by the other. Notwithstanding anything in this Agreement to the contrary, the foregoing license does not include any license, express or implied, by estoppel or otherwise, or any other right, title or interest in any Intellectual Property Rights owned or controlled by HTG that (i) existed or were conceived, in whole on or before the Effective Date, or (ii) relate in any way to […***…]

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[…***…].

2.3 No Implied Licenses. Nothing in this Agreement will be construed as conferring explicitly or by implication, estoppel or otherwise any license, right or immunity under any Intellectual Property or Intellectual Property Rights that LTC (and its successors, Affiliates and assigns, and successors, Affiliates and assigns of each of the foregoing) now owns or holds a license to, or acquires or obtains a license to in the future, other than as explicitly set forth in Section 2.1. Furthermore, HTG and its Affiliates have not provided and will not provide, and LTC and its Affiliates have not received and will not receive, any consideration except that which is expressly provided herein for the specific rights expressly granted herein. Without limiting the generality of the foregoing, LTC expressly reserves all such rights for itself, including, rights: (i) for LTC and its Affiliates to sell any LTC Product; or (ii) to license or transfer technology used to prepare any LTC Product to any other party or parties as it may, in its sole discretion, deem advisable, or not at all. No right or license is granted to HTG or its Affiliates and HTG and its Affiliates will not: (A) make or have made any LTC Products; (B) incorporate or have incorporated any LTC Product into any products for sale; or (C) transfer to any Third Party any LTC Product.

2.4 […***…].

3.	ORDER AND SUPPLY

3.1 Purchase Orders. Orders for LTC Products will be submitted to: customerservice@lifetech.com. Each Purchase Order will specify the type or SKU of each product, quantity of each LTC Product desired, the place of delivery, the price(s), and the desired date(s) of delivery. LTC will use commercially reasonable efforts to fulfill all Purchase Orders for quantities of LTC Products that are consistent with the then applicable forecast for the calendar quarter in which delivery is required and in compliance with the lead-time described in Sections 3.6 or as otherwise agreed upon by the Parties in writing. Purchase Orders not otherwise consistent with the applicable forecast for the calendar quarter may be accepted through LTC’s issuance of a countersigned purchase order or a separate purchase order confirmation.

3.2 Initial Purchase Order. No later than fourteen (14) days following the execution of this Agreement, HTG will submit a non-cancellable Purchase Order to LTC for the quantity of LTC Products set forth in Exhibit D, at the prices set forth in Exhibit D.

3.3 Exclusivity. HTG agrees to require the exclusive use of LTC Consumables, and not other consumables, for template preparation and sequencing on the LTC Instrument in connection with the HTG Assays. HTG agrees to exclusively use LTC Consumables on the LTC Instrument acquired under this Agreement.

3.4 Forecasts. HTG will provide LTC with a rolling quarterly forecast of its good faith estimate of its requirements for LTC Consumables in connection with developing and validation of HTG Assays, to be delivered at least sixty (60) days prior to the beginning of each calendar quarter. Forecasts will be updated on a rolling quarterly basis.

3.5 No Other Terms and Conditions. If a sales acknowledgment, invoice, Purchase Order, or other document submitted by either Party contains terms or conditions conflicting with or additional to the terms and conditions of this Agreement, the Parties hereby reject such terms and conditions, and the terms and conditions of this Agreement will prevail.

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3.6 Lead Time; Delivery. Unless LTC agrees otherwise in writing, HTG will issue Purchase Orders that specify a delivery date that is not less than […***…] weeks subsequent to the date of the Purchase Order. If HTG requests a delivery date in a Purchase Order that is less than […***…] weeks from the Purchase Order date, LTC will use commercially reasonable efforts to meet such delivery date. LTC will respond to a Purchase Order that requests quantities in excess of those specified in the then applicable forecast within […***…] business days of receiving the Purchase Order, notifying HTG whether or not LTC can manufacture the additional amount, or any portion thereof, of LTC Products requested therein.

3.7 Cancellation; Amendment to Purchase Orders. Except as may otherwise be permitted by applicable law, Purchase Orders may not be cancelled following acceptance by LTC. LTC will use commercially reasonable efforts to accommodate HTG’s reasonable requests to amend its Purchase Order to increase the number of LTC Products to be delivered, or change the delivery date(s) but will not be required to do so.

4.	ACCEPTANCE; REJECTION

4.1 Acceptance. All LTC Products purchased hereunder will be subject to HTG’s right of inspection and rejection. HTG will have […***…] business days from receipt of each delivery of LTC Products to inspect the delivery for a shortfall, and to inspect the LTC Products packaging for visible defects or damage. HTG may notify LTC of a shortfall, or reject visibly defective or damaged LTC Products, within such time. HTG will have […***…] days after the date the LTC Products are delivered to HTG to determine whether the LTC Products conform to the LTC Product Specifications, and may reject any LTC Products for such non-conformance within such time.

4.2 Cure Upon Shortfall or Rejection. Upon notice to LTC of a shortfall, LTC will deliver the shortfall amount as soon as commercially practicable. HTG may request expedited (e.g., overnight) shipment of such shortfall in delivery, at HTG’s expense. Upon notice to LTC of HTG’s rejection of LTC Products, LTC will, at LTC’s discretion, either (a) replace such nonconforming LTC Products with LTC Products that conform to the LTC Product Specifications within thirty (30) days of receipt of notice of rejection or (b) issue a credit applicable to the purchase of additional LTC Products or refund all amounts paid by HTG for such nonconforming LTC Products (including all shipping costs). Such refund or replacement will be LTC’s sole and exclusive liability and HTG’s exclusive remedy with respect to any shortfall or rejection of LTC Products covered under this Section 4.2.

5.	SHIPMENT

LTC will package the LTC Products in containers designed to protect the LTC Products from damage in the ordinary course of delivery. Shipment will be made FCA (Incoterms 2010) LTC’s dock in Singapore for LTC Instruments and in Frederick, Maryland for LTC Consumables. If HTG desires, LTC will arrange for the shipment of the LTC Products to HTG, in accordance with HTG’s instructions (e.g., use of HTG’s freight account, insurance, etc.). HTG will pay the costs of shipping. Prior to shipment, HTG may be required to complete a credit application for determination of adequate credit limit for the invoicing process under Section 7.4. If HTG does not secure a credit line sufficient to cover a purchase order, prepayment may be required.

6.	REGULATORY

6.1 Regulatory Approval of HTG Assays. HTG will have sole discretion concerning and be solely responsible for all matters and filings (including compilation and maintenance of required technical files) related to obtaining and maintaining Regulatory Approvals for HTG Assays, including all filings and applications, complaint-handling, quality assurance program, recordkeeping, and all other pre-market and post-market statutory and other regulatory requirements. Subject to Section 6.2, HTG, and

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not LTC, is responsible for obtaining and maintaining any and all Regulatory Approvals necessary for HTG to use the LTC Consumables with the HTG Assays for IVD purposes. Accordingly, to the extent HTG elects, in its sole discretion, to market and sell HTG Assays in a jurisdiction, HTG will with respect to such jurisdiction reference the LTC Consumables in materials in the HTG Kits for IVD purposes in compliance with all applicable laws and regulations. HTG agrees to promptly disclose to LTC any communication that it receives from a government body, agency, or regulatory body pertaining to the LTC Products required for use with HTG Assays. The Parties recognize that HTG’s efforts to obtain Regulatory Approval are speculative and uncertain and, thus, HTG provides no assurance that it will, if sought, successfully obtain Regulatory Approval in any particular jurisdiction(s). Notwithstanding anything in this Agreement to the contrary, HTG retains at all times sole and exclusive decision making authority concerning whether to develop or continue to develop and whether, where or how to commercialize any HTG Assay.

6.2 Regulatory Approval of LTC Products. LTC will be solely responsible for regulatory matters related to the LTC Products including all registrations, filings, and applications, approvals or clearances, complaint-handling, quality assurance system, recordkeeping, and all other pre-market and post-market statutory and regulatory requirements applicable to the LTC Products according to their intended use. For the avoidance of doubt, LTC will have sole and absolute discretion with respect to regulatory strategy concerning the LTC Products, including, decisions regarding pursuing or maintaining regulatory clearances or approvals.

6.3 Regulatory Support. LTC will support HTG’s efforts to obtain Regulatory Approval before each Regulatory Authority as follows:

(a) within 30 days of HTG’s written request for same, provide HTG with a letter authorizing the Regulatory Authority (i) to reference and incorporate, as appropriate, into HTG’s filings the Documentation and LTC’s Device Master Record for the LTC Instrument or LTC Software, and (ii) to reproduce, make derivatives of, and incorporate the Documentation and the Device Master Record specified in that letter in connection with preparing, submitting, and prosecuting any filings in furtherance of Regulatory Approval;

(b) use commercially reasonable efforts to provide HTG with and relevant, applicable information related to LTC Instruments, LTC Software and LTC Consumables in the event such information is required by a Regulatory Authority in HTG’s submission of the HTG Assay to a Regulatory Authority;

(c) use commercially reasonable efforts to provide directly to the Regulatory Authority any Documentation requested by a Regulatory Authority in connection with in HTG’s submission of the HTG Assay to a Regulatory Authority;

(d) allow HTG or a Regulatory Authority to audit the relevant portion(s) of LTC’s facility(ies) where the LTC Products are manufactured, tested or stored, upon 45 days prior written notice (or such shorter period as may be required to comply with requested or ordered inspections by a Regulatory Authority), during normal business hours, no more often than one time per calendar year or more often as required of HTG by any Regulatory Authority, and at HTG’s sole expense, only to the extent necessary to satisfy HTG’s obligations under applicable law. LTC will reasonably cooperate in the conduct of any such audit. The locations, times, and dates for such audits will be mutually agreed upon in writing between the Parties before conducting the audit. HTG will comply with LTC’s reasonable requirements and directions for the conduct of the audit, including LTC’s obligation to protect its confidential information and that of its other clients. In certain cases, LTC may require that its standard confidentiality agreement is executed in advance of any such audit. LTC will maintain adequate records

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in accordance with applicable law relating to the manufacture and testing of LTC Products for no less than five years from the end of the calendar quarter in which the LTC Products to which they pertain were shipped to HTG. HTG will provide a confidential written report of all findings within a mutually agreed upon time period, but in no event less than 30 days after the audit completion date or more than sixty (60) days after the audit completion date; and

(e) at least […***…] months before any such change is made, use commercially reasonable efforts to provide prior written notice to HTG of any material changes to form, fit, or function or discontinuation of any LTC Product that is material to any Regulatory Approval or on which any Regulatory Approval is based (“Product Change”). If, as a result of the Product Change, HTG is required to seek an additional regulatory review of an HTG Assay, then LTC agrees to engage in good faith discussions with HTG to support HTG in obtaining additional regulatory clearance and/or approval. Notwithstanding anything in this Agreement to the contrary, if HTG must modify an HTG Assay (“Original Assay”) in response to a Product Change, whether to obtain additional regulatory clearance and/or approval or otherwise, the HTG Assay so modified shall be substituted for the Original Assay for all purposes of this Agreement, and LTC shall not be entitled to any additional milestone payments pursuant to Section 8.3 and the total number of assays available for development by HTG under this Agreement shall not be reduced.

6.4 Registration. HTG will own and hold and will have all right, title and interest in and to all registrations, applications, approvals, and clearances with respect to the HTG Assays that have been or will be filed in the name of HTG. HTG, at its sole expense, except as otherwise provided in this Agreement, will be responsible for completing and maintaining all documentation, including registration certificates, technical files and all legal documentation required for Regulatory Approvals and clearances or approvals for marketing the HTG Assays in the Territory (herein referred to as “Regulatory Documentation”), as the case may be. HTG will provide LTC with notification of each regulatory registration, clearance or approval by the Regulatory Authority for each HTG Assay including the specific product name and intended use of said product for LTC’s files and internal reference. The information pertaining to the foregoing will be deemed and treated as HTG confidential Information under Section 12 hereof.

7.	SOFTWARE

7.1 For each HTG Assay, HTG will provide a locked assay definition file in a mutually acceptable file format with detailed description of any reagent name configuration to LTC. LTC will be responsible for converting the locked assay definition file into IVD mode with appropriate label (IUO or IVD) on LTC Instruments within […***…] weeks of receipt of such file from HTG. For clarity, IVD mode will permit users of HTG Assays to access, via the LTC Instrument User Interface, a menu item that, when selected, will execute on the LTC Instrument an IVD protocol specific for each such HTG Assay. Protocols for each HTG Assay will be identified in the LTC Instrument User Interface at least by each respective HTG Assay’s product name.

8.	CONSIDERATION

8.1 Prices. The price for each LTC Consumable is listed in Exhibit E.

8.2 Royalties. Within forty-five (45) days after the end of each calendar quarter, HTG will pay to LTC a royalty of […***…] percent ([…***…]%) on Net Sales of HTG Assay made during such calendar quarter.

8.3 Milestone. HTG will pay to LTC a non-refundable, non-cancellable, non-discountable milestone payment of […***…] Dollars (USD $[…***…]) not more than thirty (30) days after the First Regulatory Approval for each HTG Assay.

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8.4 Invoicing. Upon or after each delivery of LTC Products, LTC will invoice HTG for the LTC Products delivered. Each invoice will specify: (a) prices; (b) quantity and type or SKU of LTC Products; (c) amount of sales tax due (if any); and (d) any other amounts reimbursable to LTC pursuant to this Agreement. Invoiced amounts are payable to the address specified in LTC’s invoice. HTG will make payments for the LTC Products within thirty (30) days following the date of HTG’s receipt of the invoice unless required to prepay prior to delivery pursuant to Article 5.

8.5 Taxes; Duties. All prices are as stated and are exclusive of sales tax. In the event that any amounts are required under US or other laws to be withheld from payments otherwise due to LTC, HTG will so notify LTC, obtain appropriate documentation of such requirement, deduct from payments to LTC the appropriate amount of withholding taxes imposed hereunder, and pay such taxes on behalf of LTC. HTG will provide LTC with receipts or certificates showing the payment of the amounts withheld pursuant to this Section. HTG will use commercially reasonable efforts to provide all forms, documents, and/or other information necessary to comply with or reduce any taxes payable pursuant to this Section or necessary to establish LTC’s right to a tax credit in respect of any such taxes. Any other taxes (other than any based on LTC’s income) levied by any authorities will be for the account of HTG.

8.6 Currency; Interest. All monies due for purchase of LTC Products will be in United States currency. Amount not timely paid and remaining outstanding for more than ten days after the date of LTC’s written notice to HTG that payment was not timely made will bear […***…] interest from the date originally due until that amount is paid in full at a rate equal to […***…]% per annum or the maximum legally allowed, whichever is less. The payment of such interest will not foreclose LTC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.	REPORTS AND RECORDS.

Within thirty (30) days after each calendar quarter commencing after the first commercial sale of an HTG Assay pursuant to a Regulatory Approval, HTG will submit to LTC a written royalty statement showing:

(a) Number of each HTG Assay sold by HTG and its Affiliates and Distributors during the reporting period in the Territory;

(b) Net Sales of such HTG Assays earned during the period; and

(c) Total royalties due to LTC hereunder.

The written royalty statements will be treated as HTG confidential Information pursuant to Section 12 below. For seven (7) years following the time period to which such records pertain, HTG will keep records at its principal place of business in sufficient detail to enable the royalties or other payments payable by HTG hereunder to be determined. Upon 45 days’ prior written notice, HTG will permit said records to be inspected at the cost of LTC during HTG’s regular business hours, no more than once per calendar year, by an independent auditor selected by LTC and acceptable to HTG for this purpose, but only to the extent necessary to verify the amount of the royalties or other payments payable hereunder to LTC. The independent auditor will be required to keep confidential all information received during any such inspection, and to disclose to LTC only the information that HTG is required to show on a royalty statement hereunder. LTC will be responsible for the full costs and expense of such inspection, unless the independent auditor certifies that there is a greater than […***…] percent ([…***…]%) understatement in reporting of royalties or other payments due hereunder for the time period that was the subject of the inspection, in which case HTG must pay the full costs and expense of such inspection. HTG will pay any underpayment reported by the independent auditor within thirty (30) days of receipt of an invoice from LTC for the underpayment, and receipt of a copy of the report by the independent auditor. Any overpayment will be credited against future royalty payments.

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10.	MARKETING

10.1 Product Reference. Once HTG has obtained Regulatory Approval for an HTG Assay upon prior written approval by HTG, LTC may reference HTG Assays that are the subject of that Regulatory Approval (to the extent applicable) on regulatory websites where such information is already publicly available.

10.2 Marketing Material. For marketing and product labeling/inserts materials, including, product inserts, user guides, sales brochures, advertisements and commercial websites where reference is made to LTC Product, HTG may use content taken verbatim from LTC Product’s product insert/user guide (“Standard Language”) with no prior approval required from LTC. For any deviations from such Standard Language (“Deviations”), HTG agrees to submit such proposed Deviations to LTC for approval prior to use in aforementioned marketing materials. HTG agrees not to publish or disseminate any marketing materials with Deviations until it receives authorization from LTC to do so; […***…]. For the avoidance of doubt, this Agreement does not require HTG to promote or market LTC Products.

10.3 Publicity. Each Party agrees to submit to the other Party all press releases and other publicity materials relating to the products of the other Party. Each Party further agrees not to publish or use such press releases or publicity materials without the other Party’s prior written approval. Except as expressly permitted in this Agreement, neither Party will use the name or any trademark, trade name, logo or symbol of the other Party, or disclose any matters relating to this Agreement, in any advertising, promotion, press/publicity releases, written articles or other written communications without the prior written consent of such other Party. For clarity, once a Party has approved a press release as set forth in this Section, the other Party is not required to obtain subsequent approval from such Party for re-release or use of the same press release.

10.4 Trademarks. Except as expressly provided herein, neither Party may use the trademark of the other Party without the express written consent of the other Party, and, if such consent is granted, will use the other Party’s trademark only to perform its obligations or exercise its rights hereunder. Neither Party will adopt or use as a trademark, trade name, business name or corporate name or part thereof any word or symbol or combination thereof which is identical or confusingly similar to any trademark, trade name, business name or corporate name of the other Party.

10.5 Non-Exclusivity. Neither Party is restricted from selling or marketing its own products for use in, or for resale as part of, a system in combination with any product(s) of any Third Party(ies) in any field.

11.	WARRANTIES; LIMITATION OF LIABILITY

11.1 LTC Warranties. LTC hereby represents and warrants to HTG that:

(a) LTC will manufacture and sell to HTG LTC Products in accordance with all applicable laws, statutes, treaties and regulations of the United States relevant to the manufacture of the LTC Products;

(b) LTC will convey good title to each LTC Product supplied hereunder and each LTC Product will be delivered free from any lawful security, interest, lien or encumbrance;

(c) LTC will manufacture the LTC Products in accordance with the LTC Product Specifications;

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(d) LTC Instruments will be provided subject to LTC’s standard product warranties, which can be found at http://www.thermofisher.com/us/en/home/Global/Terms-and-Conditions.html incorporated by reference herein, and LTC will, at its option, repair or replace in-warranty LTC Instruments;

(e) As of the Effective Date hereof LTC has the right to enter into this Agreement and grant the rights granted to HTG hereunder;

(f) The sale by LTC to end user purchasers of LTC Products will […***…];

(g) LTC has no actual knowledge that the manufacture or sale of a LTC Product by LTC infringes upon the valid Intellectual Property Rights of a Third Party;

(h) LTC will comply with all applicable laws, statutes, regulations, and treaties relating to the performance of its duties and obligations under this Agreement.

The foregoing warranties survive, in accordance with their terms, any delivery, inspection, acceptance, payment, or termination of this Agreement, and are for the benefit of only HTG and its permitted successors or assigns. Such warranties do not run to the benefit of any of HTG’s Affiliates, distributors or customers.

11.2 Negation of Warranty. HTG acknowledges that nothing in this Agreement will be construed as:

(a) a warranty or representation by LTC that the use of the LTC Products delivered hereunder, the use of any LTC Products either alone or in combination with other products, or the performance of any service using any LTC Products is or will be free from infringement of a Third Party’s Intellectual Property Rights;

(b) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any Trademarks or any contraction, abbreviation, simulation or adaptation thereof, of LTC;

(c) conferring by implication, estoppel or otherwise any licenses, immunities or rights except as expressly provided herein, or, except as expressly provided herein, an obligation on LTC to furnish any know-how; or

(d) a warranty or representation by LTC that HTG will obtain the applicable Regulatory Approval from the applicable Regulatory Authority to develop and sell HTG Assays in any Territory.

11.3 HTG Warranties. HTG hereby represents and warrants to LTC that:

(a) HTG will not promote, sell or perform HTG Assays in any manner requiring Regulatory Approval until such Regulatory Approval is obtained;

(b) HTG will be responsible, as it deems necessary, in its sole discretion, for obtaining any rights or licenses in or to Third Party Intellectual Property rights with respect to its sale of HTG Assays;

(c) HTG will comply with all applicable laws, statutes, regulations, and treaties (including the United States Foreign Corrupt Practices Act) relating to the promotion and sale of HTG Assays in the Territory, and relating to the performance of HTG’s duties and obligations under this Agreement;

(d) HTG acknowledges and agrees that it will not, and will take commercially reasonable steps to ensure that its Affiliates do not reverse engineer, deconstruct, disassemble, analyze or otherwise modify any LTC Product supplied pursuant to this Agreement, including accessing programming code or

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determining formulations of composition. For purposes of clarification, HTG will have the right to perform in-coming quality control testing on LTC Products to confirm that such LTC Products meet LTC Product Specifications for the LTC Products and to otherwise use the LTC Products as set forth in this Agreement, but, will not perform any analysis or testing on such LTC Products other than such quality control testing;

(e) Without limiting LTC’s remedies or causes of action for the same, HTG covenants for itself, and its Affiliates not to exceed the scope of the authorizations granted to HTG pursuant to Section 2.1 hereunder, whether directly, by inducement, by contribution or otherwise.

11.4 HTG Acknowledgements: HTG acknowledges that:

(a) none of the LTC Products will be considered to be foods, drugs, or cosmetics;

(b) HTG will comply with all written instructions, if any, furnished by LTC relating to the use of the LTC Products;

(c) LTC’s standard specifications for the LTC Products supplied hereunder have been determined by HTG to be adequate for the use of such LTC Products with HTG Assays.

11.5 Limitation of Liability.

(a) NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL, NO MATTER HOW SUCH LIABILITY MAY BE PURPORTED TO ARISE, EXCEPT FOR BREACH OF SECTION 12 OR TO THE EXTENT OF ITS OBLIGATIONS IN SECTION 14.1 OR IN THE CASE OF PERSONAL INJURY OR DEATH ARISING DIRECTLY OUT OF THE GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT OF THAT PARTY OR ITS AFFILIATES, BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY LOSS OR DAMAGE (INCLUDING CONSEQUENTIAL OR ECONOMIC LOSS OR DAMAGE OR LOSS OF PROFITS) ARISING OUT OF OR IN CONNECTION WITH THE DISTRIBUTION, SALE OR USE OF THE LTC PRODUCTS OR DEVELOPMENT OR SALE OF HTG ASSAYS;

(b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR BREACH OF SECTION 12 OR TO THE EXTENT OF ITS OBLIGATIONS IN SECTION 14.1, IN NO EVENT WILL LTC’S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE, SUPPLY, USE OR DISPOSITION OF THE LTC PRODUCTS TO HTG PURSUANT TO SECTIONS 3, 4 AND 5 OF THIS AGREEMENT, WHETHER BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, EXCEED THE ACTUAL PRICES PAID BY HTG FOR LTC PRODUCTS DELIVERED HEREUNDER; and

(c) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO LTC PRODUCTS OR HTG ASSAYS, OR THAT THE MANUFACTURE, USE, IMPORT OR SALE OF LTC PRODUCTS OR HTG ASSAYS OR OTHER EXPLOITATION OF THE RIGHTS GRANTED HEREIN WILL NOT INFRINGE ANY PATENT OR OTHER RIGHTS OF A THIRD PARTY.

12.	CONFIDENTIAL INFORMATION

12.1 The term “Information” under this Agreement means, without limitation, information, technology, business, financial, regulatory or marketing plans or information related thereto, including information associated with regulatory filings, information disclosed during site visits, and materials, drawings, tooling, molds, dies or samples furnished to or disclosed at any time by either Party (“Disclosing Party”) to the other (“Receiving Party”) relating, but not limited to, LTC Products, HTG Assays, HTG’s written royalty statements, and any specifications disclosed pursuant to this Agreement, whether or not reduced to writing.

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12.2 The burdens of non-use and confidentiality on the Receiving Party under this Agreement will continue until terminated by mutual agreement between the Parties hereto.

12.3 The Receiving Party will use the Information only for purposes of discussion and performance under this Agreement. The Receiving Party will not disclose the Information to any person except its employees and consultants to whom it is necessary to disclose the Information for such discussion and performance, and will be subject to obligations of confidentiality at least as restrictive as those specified herein. Any of the persons mentioned above who are given access to the Information will be informed by the Receiving Party of the Agreement. The Receiving Party will protect the Information by using the same degree of care as the Receiving Party uses to protect its own confidential Information, but in any event no less than a reasonable degree of care.

12.4 The Receiving Party’s duties under this Agreement will apply to any and all Information, including that disclosed in any oral disclosure or any written document, memorandum, report, correspondence, drawing or other material, computer readable media, developed or prepared by the Disclosing Party or any of its representatives whether or not such information is labeled “confidential.”

12.5 Notwithstanding any other provision of this Agreement, Information will not be subject to the provisions of this Section 12 to the extent that Information: (a) is within the public domain prior to the time of the disclosure by the Disclosing Party to the Receiving Party or thereafter becomes within the public domain other than as a result of disclosure by the Receiving Party or any of its representatives in violation of this Agreement; (b) was, on or before the date of disclosure in the possession of the Receiving Party, as evidenced by records, however maintained; (c) is lawfully acquired by the Receiving Party from a Third Party not under an obligation of confidentiality; or (d) is hereafter independently developed by the Receiving Party, as evidenced by written records

12.6 The Receiving Party agrees to return or destroy all Information, including materials, received from the Disclosing Party, at the written request of the Disclosing Party except that the Receiving Party may retain in its confidential files one (1) copy of written Information for record purposes only; provided, however, that nothing herein will require the Receiving Party to delete or purge any records in backup or archival systems kept in the normal course of business.

12.7 In the event that the Receiving Party or anyone to whom it transmits the Information pursuant to this Agreement becomes legally required to disclose any such Information, the Receiving Party will provide the Disclosing Party with prompt notice of such required disclosure to enable the Disclosing Party to seek, in its discretion, a protective order or other appropriate response. In any event, the Receiving Party will furnish only that portion of the Information that is legally required to be furnished in the opinion of the Receiving Party’s counsel.

12.8 Injunctive Relief. Each Party acknowledges that any use or disclosure of the other Party’s Information other than in accordance with this Agreement may cause irreparable damage to the other Party. Therefore, if a Receiving Party uses or discloses, or threatens to use or disclose the Disclosing Party’s Information, and notwithstanding Section 14.6, the Receiving Party will be entitled, in addition to all other rights and remedies available at law or equity, to seek injunctive relief against the breach or threatened breach of any obligations under this Section 12.

13.	TERM AND TERMINATION

13.1 Term. The initial term of this Agreement will be five (5) years from the Effective Date and thereafter will automatically renew for additional two (2) year periods for as long as HTG continues to develop or sell HTG Assays, provided that neither Party provides the other Party with written notice of that Party’s desire to terminate the Agreement at least sixty (60) days prior to expiration of the then-current term (the “Term”).

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13.2 Termination for Cause. Either Party may terminate this Agreement: (a) upon or after the material breach of this Agreement by the other Party if the other Party has not cured such material breach within thirty (30) days after written notice thereof is provided by the non-breaching Party; or (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof. Termination by LTC for HTG’s material uncured breach will, at LTC’s option, relieve LTC of the obligation to deliver LTC Products under an outstanding Purchase Order. Termination by HTG for LTC’s uncured material breach will, at HTG’s option, relieve HTG of the obligation to accept LTC Products under an outstanding Purchase Order. For the avoidance of doubt, failure by HTG to pay any amounts payable hereunder when due will be considered a material breach of this Agreement.

13.3 Legal Basis for Termination. Either Party will have the right to terminate this Agreement immediately at any time upon written notice to the other Party in the event that the Party providing notice (“Terminating Party”) reasonably determines that continued performance under the Agreement may violate any regulatory law, or any other applicable law or regulation or FDA guidance. The Terminating Party will communicate with the other Party regarding the circumstances giving rise to such termination and will use commercially reasonable efforts to provide the other Party with advance notice of such termination. Prior to terminating the Agreement as set forth herein, the Terminating Party will use commercially reasonable efforts to mitigate the potential violation of any regulatory law, or any other applicable law or regulation. Termination by Terminating Party in compliance with this Section 13.3 will not, in any event, constitute a breach of this Agreement.

13.4 Effect of Expiration or Termination. Except as may be set forth otherwise, all rights and obligations of the Parties set forth herein that expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and will bind the Parties and their legal representatives, successors, and permitted assigns. Except as set forth in Section 13.5, all rights of HTG granted under this Agreement to develop, make, use, and validate HTG Assays will terminate upon termination of this Agreement. For clarification, all HTG obligations to pay for LTC Products purchased prior to such termination and to pay royalties on HTG Assays sold prior to such termination will continue in full force after termination

13.5 Treatment of Inventory at Termination. […***…]

14.	MISCELLANEOUS

14.1 Indemnity.

(a) HTG. HTG will indemnify, defend and hold harmless LTC, its Affiliates, and their respective directors, officers, employees and agents (the “LTC Indemnified Parties”) from all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs, (collectively, “Losses”) to the extent that any of LTC Indemnified Parties suffer Losses as a result of any claims, demands, actions or other proceedings (“Claims”) made or instituted by any Third Party arising out of or relating to: (i) HTG’s or its Affiliates’ use (or misuse) of the LTC Products in connection with this Agreement; (ii) the development, manufacture, or sale of any HTG Assay, except to the extent such Losses or Claim would

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not have arisen but for the LTC Products used in connection with such HTG Assay; (iii) HTG’s or its Affiliates’ breach of any material representation, warranty or covenant under this Agreement; and/or (iv) HTG’s or its Affiliates’ recklessness or willful misconduct in connection with this Agreement. The foregoing obligations will not apply to the extent that such Losses or Claims can be shown to have been caused directly by activity for which LTC must indemnify HTG pursuant to Section 14.1(b) below, or directly arises out of the development, manufacture or sale of LTC Products.

(b) LTC. LTC will indemnify, defend and hold harmless HTG and its directors, officers, employees and agents (the “HTG Indemnified Parties”) from all Losses to the extent that any of HTG Indemnified Parties suffer Losses as a result of any Claims made or instituted by any Third Party to the extent arising out of or relating to: (a) LTC’s breach of any material representation, warranty or covenant under this Agreement; or (b) LTC’s or its Affiliates’ recklessness or willful misconduct in connection with this Agreement. The foregoing obligations will not apply to the extent that such Losses or Claims can be shown to have been caused directly by activity for which HTG must indemnify LTC pursuant to Section 14.1(a) above.

(c) Indemnity Procedure. The Parties’ indemnification obligations under this Section are subject to the Indemnified Parties: (i) notifying the indemnifying Party promptly in writing of the Claim; (ii) giving the indemnifying Party exclusive control and authority over such Claim with counsel mutually satisfactory to the Parties; provided, however, if the Parties cannot mutually agree, the Indemnified Party shall have final decision making authority on selection of counsel, which decision shall be reasonable under the circumstances; (iii) not entering into any settlement or compromise of any such action without the indemnifying Party’s prior written consent, which consent not to be unreasonably withheld, conditioned, or delayed; and (v) providing all reasonable assistance to the indemnifying Party that the indemnifying Party requests and ensuring that its officers, directors, representatives and employees and other indemnitees likewise provide assistance, in which case the indemnifying Party will reimburse the Indemnified Party(ies) for its/their reasonable out-of-pocket expenses incurred in providing assistance. An indemnifying Party will not enter into or otherwise consent to an adverse judgment or order, or make any admission as to liability or fault that would adversely affect the Indemnified Party, or settle a dispute without the prior written consent of the Indemnified Party, which consent not to be unreasonably withheld, conditioned, or delayed.

14.2 Insurance. Each Party will maintain Commercial Liability and Products-Completed Operations Liability Insurance for any claims that may arise in the United States, with Commercial Liability limits of not less than $[…***…] per claim for claims arising in the United States and with aggregate limits of not less than $[…***…] per claim but only in so far as and to the extent required by written contract. Insurance limit requirements above may be satisfied using any combination of primary and Excess/Umbrella liability insurance. HTG will list LTC as an additional insured under HTG’s Commercial Liability policy for any claims arising from the HTG Assays and the use of LTC Products to develop and/or sell such HTG Assays.

HTG will also maintain locally admitted or non-admitted Commercial Liability and Errors and Omissions insurance coverages within any other territories in which HTG operates as required by applicable law.

14.3 Notices. All communication concerning this Agreement will be given in writing and will be considered to have been duly delivered when received. The addresses to be used for such notices will be as follows, unless and until changed by either Party by providing proper notice to the other Party:

If to LTC:	Life Technologies Corporation
5791 Van Allen Way
Carlsbad, CA 92008
Attention: License Management and Contract Compliance Department

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LMCC@lifetech.com

With a copy to:	General Counsel, at the same address

If to HTG:	HTG Molecular Diagnostics, Inc.
3430 E. Global Loop Road
Tucson, AZ 85706
Attention: Chief Executive Officer

With a copy to:	General Counsel, at the same address.

14.4 Assignment; Change of Control. This Agreement is personal to each Party and neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise, including: (a) through the acquisition by any person or group, directly or indirectly, of the beneficial ownership of more than fifty percent (50%) of the total voting power of that Party; (b) a merger of that Party into another person or entity; or (c) the sale, lease or transfer of all or substantially all of the assets of that Party to any person or entity in one or a series of related transactions, without the prior express written consent of the Other Party. Each of the foregoing transactions (a) - (c) is referred to as a “Change of Control.” Notwithstanding the foregoing, no consent is required for any assignment in connection with any Change of Control of HTG in which the Third Party that is the other party to that Change of Control agrees in writing to be bound by the terms and conditions of this Agreement, and is not, in LTC’s reasonable judgment, a competitor of LTC in the nucleic acid sequencing market. Further notwithstanding the foregoing, no consent is required for any assignment in connection with any Change of Control of LTC in which the Third Party that is the other party to that Change of Control agrees in writing to be bound by the terms and conditions of this Agreement. The Party desiring to assign the Agreement will provide the other Party with advance written notice of any proposed assignment. Any purported assignment or transfer in violation of this Section 14.4 will be void.

14.5 Applicable Law. This Agreement will be governed by the laws of California, without regard to its conflicts of laws rules; provided however, that those matters pertaining to the validity or enforceability of patent rights will be interpreted and enforced in accordance with the laws of the territory in which such patent rights exist. The Parties agree that any application of the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded and will NOT apply to this Agreement.

14.6 Dispute Resolution. In the event any Party claims breach of this Agreement, the Parties will consult with each other in good faith on the most effective means to cure the breach and to achieve any necessary restitution of its consequences. This consultation will be undertaken within a period of ten (10) days following the receipt of a written request to consult, and the consultation period will not exceed thirty (30) days. During the consultation period, neither litigation nor arbitration may be pursued until attempts at consultative dispute resolution have been exhausted. If those negotiations fail to resolve a dispute, the Parties will seek resolution through mediation by an independent and neutral Third Party selected by the Parties, or selected by independent nominees of each Party. The mediation will be conducted within twenty days after the date a Party requests mediation and will take place in Los Angeles, CA. The mediation will be conducted in accordance with the Model Procedure for Mediation of Business Disputes established by the International Institute for Conflict Prevention & Resolution, Inc. If the mediation fails to resolve the matter within five business days of the mediation, then either Party may bring judicial proceedings to resolve the matter in any state or federal court of competent jurisdiction.

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14.7 Entire Agreement. This Agreement, together with its attached Exhibits, constitute the entire, full, and complete agreement between the Parties concerning the subject matter hereof, and supersede all prior and contemporaneous agreements, negotiations, representations, and discussions, written or oral, express or implied, between the Parties in relation thereto. There are no Third Party beneficiaries to this Agreement.

14.8 Relationship of the Parties. The relationship of the Parties is that of independent contractors, and nothing herein will be construed as establishing one Party or any of its employees as the agent, legal representative, joint venturer, partner, employee, or servant of the other. Except as set forth herein, neither Party will have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

14.9 No Amendment. This Agreement may not be amended except by an instrument in writing executed by both Parties.

14.10 No Waiver. The Parties hereto mutually covenant and agree that no waiver by either Party of any breach of the terms of this Agreement will be deemed a waiver of any subsequent breach thereof. Any purported waiver of any breach of the terms of this Agreement must be in writing.

14.11 Headings. Headings used herein are for descriptive purposes only and will not control or alter the meaning of this Agreement as set forth in the text.

14.12 Severability. Should one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable by a court or tribunal with jurisdiction to do so, then the validity, legality and enforceability of the remaining provisions contained herein will not be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the Parties’ substantive rights. In such instance, the Parties will use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.13 Counterparts. This Agreement may be signed in two or more counterparts, all of which together will constitute one and the same Agreement, binding on the Parties as if each had signed the same document.

14.14 Further Representation and Warranties. Each Party represents, warrants, and covenants that: (a) it has the right and authority to enter into this Agreement without violating the terms of any other agreement; and (b) the person(s) signing this Agreement on its behalf has the right and authority to bind Company to the terms and conditions of this Agreement. Each Party represents and warrants that it has never been debarred by a Regulatory Authority, including the FDA pursuant to Section 21 USC 335a. LTC covenants that if, during the Term, it becomes aware that it becomes so debarred or subject to a proceeding that could subject LTC to such debarment, LTC will promptly notify HTG in writing thereof.

14.15 Rules of Interpretation. The term “include” (and its conjugated verb or cognate noun forms) means “to include without limitation” and “to include but not limit to,” regardless of whether the words “without limitation” or “but not limited to” or their equivalent actually follow it. If a word or phrase is defined, its other grammatical forms, such as any conjugated verb form or cognate noun form, have a corresponding meaning. If a word or phrase is not capitalized, then the word or phrase must be interpreted in accordance with its commonly used meaning, although any words or phrases that have well-known technical or trade meanings must be interpreted in accordance with that meaning. Whenever used in this Agreement: (a) the singular includes the plural, and the plural include the singular; (b) any masculine, feminine or gender-neutral pronoun includes the other and any trust, partnership, limited liability company, firm, or corporation, all as the context and meaning of this Services Agreement may require. Each party has reviewed this Agreement and had the benefit of representation by counsel. In

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light of the foregoing, any rule of construction to the effect that ambiguities are to be resolved against the drafting party does not apply to the interpretation of this Agreement.

14.16 Computation of Time. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event, or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or federal holiday in the United States, in which event the period runs until the end of the next day which is not a Saturday, Sunday or federal holiday.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LIFE TECHNOLOGIES CORPORATION		HTG MOLECULAR DIAGNOSTICS, INC.

Signature:	/s/ Mark Stevenson	Signature:	/s/ Timothy B. Johnson

Name: Mark Stevenson		Name: Timothy B. Johnson

Title: Executive Vice President and President, Life Science Solutions		Title: President, Chief Executive Officer

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EXHIBIT A

HTG Assays

HTG may develop, in its sole discretion, up to five (5) assays in the Field under this Agreement as “HTG Assays”, one assay development program at a time. If HTG elects to develop one or more assays pursuant to this Agreement, HTG shall provide LTC written notice of the selected assay, including the product configuration and intended use (“Assay Notice”). […***…]. Each assay approved by LTC will be an HTG Assay under this Agreement. A selected assay rejected by LTC will not reduce the total number of assays available for development by HTG under this Agreement.

Notwithstanding the foregoing, as of the Effective Date, the following two RNA-based expression panels are considered HTG Assays and are pre-approved by LTC: DLBCL cell of origin (COO) and ImmunoOncology.

HTG will have the right to modify the product configuration of an HTG Assay at any time during the development of such HTG Assay, or to abandon development of such HTG Assay. Notwithstanding the foregoing, if as a result of any modification, HTG requests in writing, and LTC performs, the conversion of an additional locked assay definition file (meaning, LTC has already commenced work on the conversion of an initial locked assay definition file for the HTG Assay), then HTG will pay to LTC a development fee of […***…] Dollars ($[…***…]) (the “Development Fee”) in consideration of such additional software support. The Development Fee will be due prior to LTC performing any conversion services for the software.

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EXHIBIT B

[INTENTIONALLY OMITTED]

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EXHIBIT C

TRADEMARKS

Licensed Trademarks

MARK
ION
ION 318
ION PGM
ION TORRENT
PERSONAL GENOME MACHINE
PGM
PGM PERSONAL GENOME MACHINE

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EXHIBIT D

Initial Purchase Order

Product Name	Part #	Quantity	Total (USD)
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[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

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EXHIBIT E

LTC Consumables and Price

LTC CONSUMABLES*

Product Name	Part #	List Price (USD)	Discount		Price per units (USD)
Ion OneTouch™ Dx Template Kit	A18976	$1602	[…***…]	%	[…***…]
Ion PGM™ Dx Sequencing Kit	A18977	$1276	[…***…]	%	[…***…]
ION 318 DX CHIP KIT (8 pack)	A27218	$4990	[…***…]	%	[…***…]

All LTC Consumables will be provided with LTC’s then current specifications and tolerances for such products.

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EXHIBIT F

Jurisdictions where the LTC Instrument is registered with the Regulatory Authority

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